Exhibit 4.5

Warrant No. _____                                                                                                          Warrants to Purchase

______________
shares of Common Stock

                       THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT SO REQUIRED.

WARRANT

To Purchase Common Stock of

ASCENT ENERGY INC.

THIS WARRANT CERTIFICATE certifies that _______________ (the "Holder"), or registered assigns, is entitled to purchase from Ascent Energy Inc., a Delaware corporation (the "Company"), at any time during the period commencing on the date hereof, but not later than 5:00 p.m., Central time, on June 1, 2011 (the "Expiration Date"), that number of fully paid and non–assessable shares of Common Stock (each, a "Warrant Share"), $0.001 par value per share (the "Common Stock"), as set forth above at an exercise price of $__________ (the "Exercise Price") per Warrant Share, all on the terms and conditions hereinbelow provided. The number of Warrant Shares issuable upon exercise of the Warrant and the Exercise Price are subject to adjustment on the occurrence of certain events set forth below.

            Section 1.      Exercise of Warrant.

                        (a)     The holder of this Warrant may, at any time on and after the date hereof, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Warrant Shares which the Holder is then entitled to purchase hereunder. The Holder may exercise this Warrant, in whole or in part, by either of the following methods:

                                 (i)     The Holder may deliver to the Company (A) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (B) this Warrant and (C) a sum equal to the aggregate Exercise Price for the number of Warrant Shares being purchased in immediately available funds; or

                                (ii)      If the Common Stock is then traded on a national securities exchange or quoted on the Nasdaq Stock Market or any other over–the–counter securities market, the Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net–issue" exercise by delivering to the Company (A) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and the number of Warrant Shares with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be purchased by the Holder, and (B) this Warrant. For purposes of this Section 1(a)(ii), each Warrant Share as to which this Warrant is surrendered will be attributed a value equal to the average of the difference between the daily last sales price reported on the primary national securities exchange, Nasdaq Stock Market or over–the–counter market on which the Common Stock is then previously traded or quoted for 20 Business Days preceding and the Exercise Price for each such Warrant.

                        (c)      Any notice required under this Section 1 may be given by delivering this Warrant together with an executed copy of the Subscription Form set out at the end of this Warrant. Upon delivery thereof, the Company shall as promptly as practicable and in any event within ten calendar days thereafter, cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of fully–paid and nonassessable shares of Common Stock issuable upon such exercise. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of the Holder or, subject to Section 1(b), such other name or names as shall be designated in said notice. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant dated the date it is issued, evidencing the rights of the Holder to purchase the remaining Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to the Holder.

                        (d)      The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 1.

                        (e)      All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens created by the Company and other encumbrances thereon.

                        (f)      Except as may otherwise be required by law, the Company will not close its books against the transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

            Section 2.     Transfer, Division and Combination.

                        (a)      Subject to Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant, together with a written assignment in the form set out at the end of this Warrant duly executed by the Holder or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, subject to Section 6, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

                        (b)      The Company shall pay all expenses, taxes and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 2.

            Section 3.     Adjustment of Stock Unit or Exercise Price. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events specified in this Section 3.

                        (a)      If the Company shall (i) pay a stock dividend on its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.

                        (b)      In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in Section 3(a) above or (g)) the Holder upon exercise thereof shall be entitled to receive, in lieu of the Common Stock to which he would have become entitled upon exercise immediately prior such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if this Warrant had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) shall be made for the application of this Section 3 with respect to the rights and interests thereafter of the Holder (including the allocation of the adjusted Exercise Price between or among shares of classes of capital stock), to the end that this Section 3 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Warrant for any shares or securities or other property thereafter deliverable upon the exercise of this Warrant.

                        (c)      Except for adjustments required by Section 3, no adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Section 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one–hundredth of a Warrant Share, as the case may be.

                        (d)      Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Shares as provided in Section 3(g)), the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                        (e)      For the purpose of this Section 3, the term "shares of stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Section 3(a) or (b), the Holder shall become entitled to purchase any shares of the Company other than Warrant Shares, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares so purchasable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Sections 3(a) through (d), which provisions shall apply on like terms to any such other shares.

                        (f)      Except as provided in this Section 3, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

                        (g)      In case of any consolidation of the Company with or merger of the Company into another corporation or other entity or in case of any sale or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation or other entity, as the case may be, shall execute and deliver to the Holder an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of the each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. The Company shall promptly provide to Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(g) shall similarly apply to successive consolidations, mergers, sales or conveyances.

            Section 4.     Notices.

                        (a)      Upon any adjustment of the number of shares purchasable upon exercise of this Warrant or the Exercise Price, the Company within 20 calendar days thereafter shall cause to be mailed to the Holder a certificate setting forth the Exercise Price and either the number of Warrant Shares purchasable upon exercise of each Warrant or the replacement warrant to be issued for this Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

                        (b) If:

                                 (i)     the Company shall declare any dividend payable in any securities upon its Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock, or

                                 (ii)     the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into shares of Common Stock or any right to subscribe thereto, or

                                 (iii)     there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), the Company shall cause written notice of such event to be given to the Holder at least ten calendar days (or 20 calendar days in any case specified in Section 4(b)(iii)) prior to the date fixed as a record date for the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 4 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

            Section 5.     Restrictions on Transfer.

                        (a)      The Holder by its acceptance of this Warrant understands and agrees that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities saws, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state and securities laws. The Holder acknowledges that it must bear the economic risk of its investment in the Warrant and Warrant Shares for an indefinite period of time since they have not been registered under the Securities Act and applicable state securities laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

                        (b)      The Holder agrees that without the prior written consent of the Company, which may be withheld by the Company in its sole discretion, it shall not transfer the Warrant or any interest therein to anyone other than a member of its Group. For purposes of this Section 5, a "Group" shall mean:

                                 (i)     if the Holder is an individual, the Holder, the spouse, lineal descendants and adopted children of the Holder and any trust for the benefit of any of the foregoing; and

                                 (ii)     if the Holder is a corporation, limited liability company or partnership, (A) such corporation, limited liability company or partnership, (B) any corporation or other business organization to which such corporation, limited liability company or partnership shall sell, license or transfer all or substantially all of its assets or with which it shall be merged, (C) with respect to any limited liability company or partnership, any partner (general or limited) or member thereof and (D) any affiliate of such corporation, limited liability company or partnership.

        The Company shall from time to time, subject to the limitations of this Section 5, register the permitted transfer of this Warrant upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a replacement warrant shall be issued to the transferee(s) and the surrendered Warrant shall be cancelled by the Company.

        The Holder agrees that prior to any proposed transfer of the Warrant the Holder will deliver to the Company:

                                 (i)    an agreement by such transferee to the impression of the restrictive legend set forth in Section 5(d) on the Warrant; and

                                 (ii)    an agreement by such transferee be bound by the provisions of this Warrant.

                        (d)      The Holder agrees that the Warrant will bear a legend in substantially the following form:

                        "THE SECURITIS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS TH SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT SO REQUIRED."

                        (e)      Subject to the terms of this Warrant, this Warrant may be exchanged at the option of the Holder, when surrendered to the Company at its principal office, which is currently located at the address listed in Section 9, for another Warrant of like tenor and representing in the aggregate a like number of Warrant Shares. If the Holder desires to exchange this Warrant it shall deliver a written request to the Company, and shall surrender, duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer form satisfactory to the Company, the Warrant Certificate or Certificates to be so exchanged.

            Section 6.     Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            Section 7.     Loss or Destruction of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

            Section 8.     Amendments. The terms of this Warrant may be amended, and the observance of any term therein may be waived, but only with the written consent of the Company and the Holder.

            Section 9.     Notices Generally. All communications (including all required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent,

                        (a)      if to the Holder at its address for notices specified beneath its name on the signature page hereof or at such other address as it may have furnished in writing to the Company.

    (b)     if to the Company:

                                Ascent Energy Inc.
                                650 Poydras Street, Suite 2200
                                New Orleans, Louisiana 70130
                                Attn: President

                                or at such other address as it may have furnished in writing to the Holder.

        Any notice or demand authorized by this Warrant to be given or made by the Holder of or on the Company or by the Company to the Holder shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is provided in writing) as provided in this Section 9.

                        Section 10. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President or a Vice President and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated: _______________, 2001

                                                                                 ASCENT ENERGY INC.

                                                                                 By:
                                                                                    Name:
                                                                                    Title:

ATTEST:

Name:
Title:

Address for Notices

__________________________

__________________________

__________________________

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

                                The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases Warrant Shares of Ascent Energy Inc., a Delaware corporation, purchasable with this Warrant, and herewith makes payment therefor (by check in the amount of $_____), or hereby tenders _____ Warrant Shares as payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ______________ whose address is _____________ and, if such Warrant Shares shall not include all of the Warrant Shares issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Warrant Shares issuable thereunder be delivered to the undersigned.

Dated:

_________________________________
(Signature of Registered Owner)

__________________________________
(Street Address)

__________________________________
(City)         (State) (Zip Code)

ASSIGNMENT FORM

                        FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Warrant Shares set forth below:

No. of Warrant Shares                                                  Name and Address of Assignee

and does hereby irrevocably constitute and appoint _____ Attorney to make sure transfer on the books of Ascent Energy Inc., a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

______________________________
Signature

______________________________
Witness

NOTICE:	The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:
(1) The Securities Transfer Agents Medallion Program (STAMP);
(2) The New York Stock Exchange Medallion Stamp Program (MSP);
(3) The Stock Exchange Medallion Program (SEMP).